Exhibit 99.1

E*TRADE Financial Corporation Announces Fourth Quarter and Full Year 2015 Results

NEW YORK--(BUSINESS WIRE)--January 21, 2016--E*TRADE Financial Corporation (NASDAQ:ETFC):

Fourth Quarter Results

  Net income of $89 million, or $0.30 per diluted share
  Total net revenue of $454 million
  Allowance for loan losses of $353 million resulting in a benefit to provision for loan losses of $23 million
  Total operating expenses of $305 million, including a one-time charge to communications expense of $8 million and executive severance of $6 million
  Daily Average Revenue Trades (DARTs) of 147,000
  End of period margin receivables of $7.4 billion
  Net new brokerage accounts of 13,000 and an annualized attrition rate of 8.2 percent, excluding the impact of shutting down the Company’s global trading platform(1)
  Net new brokerage assets of $2.8 billion; end of period total customer assets of $288 billion
  Utilized $50 million to repurchase 1.7 million shares at an average price of $30.10

Full Year 2015 Results

  Net income of $268 million, or $0.91 per diluted share
  Adjusted net income of $344 million(2), or $1.17 per diluted share(2), excluding charges related to the termination of wholesale funding obligations in the third quarter, an income tax benefit related to finalizing an IRS audit in the second quarter, and charges related to early extinguishment of corporate debt in the first quarter
  Total adjusted net revenue of $1.8 billion(2), excluding $370 million of losses related to the termination of wholesale funding obligations
  Total operating expenses of $1.2 billion, including executive severance of $12 million, a $9 million charge related to a third party contract amendment, and an $8 million one-time charge to communications expense
  Benefit to provision for loan losses of $40 million
  DARTs of 155,000
  Net new brokerage accounts of 96,000 and an attrition rate of 8.9% excluding the impact of escheatment and shutting down the Company’s global trading platform(1)
  Net new brokerage assets of $9.3 billion

E*TRADE Financial Corporation (NASDAQ:ETFC) today announced results for its fourth quarter ended December 31, 2015, reporting net income of $89 million, or $0.30 per diluted share. This compares to a net loss of $153 million, or $0.53 per diluted share, in the prior quarter, which includes pre-tax charges of $413 million related to the termination of wholesale funding obligations(2). This also compares to net income of $41 million, or $0.14 per diluted share, in the fourth quarter of 2014, which includes a pre-tax loss of $59 million related to the early extinguishment of corporate debt(2). Total net revenue was $454 million, compared to $73 million, or adjusted net revenue of $443 million(2), in the prior quarter and $461 million in the fourth quarter of 2014. The fourth quarter also included an elevated tax rate of 43%, largely related to the impact of the prior quarter’s wholesale funding transaction on the full year pre-tax income and the associated impact on non-deductible items.

“Closing the chapter on 2015, E*TRADE is in a better position than it has ever been,” said Paul Idzik, Chief Executive Officer. “Completing much of the foundational work, we turned our focus to customer-facing enhancements – providing a series of new tools and revamped functionality across our site, active trading platform, and mobile apps. We also covered significant ground on the financial side of things – embarking upon four major capital deployment actions during the year. We reduced corporate debt to target levels, repositioned our balance sheet by eliminating costly wholesale funding, began growing assets to maximize returns, and launched a share repurchase program. The totality of our efforts and progress are emblematic of our vastly improved state as an institution, and were reflected in our improved regulatory standing and investment grade credit ratings. Entering 2016 from a position of strength, we are focused on continuing to deliver for our customers and owners, and seizing opportunities to grow our franchise and deploy capital for their benefit.”

E*TRADE reported DARTs of 147,000 during the quarter, a decrease of 6 percent from the prior quarter and 13 percent versus the same quarter a year ago. DARTs for the full year were 155,000, down from 168,000 in 2014.

The Company ended the quarter with 3.2 million brokerage accounts, an increase of 13,000(1) from the prior quarter. This compared to 19,000(1) net new brokerage accounts in the third quarter and 17,000 in the fourth quarter of 2014. For the full year, the Company added 96,000 net new brokerage accounts(1). Brokerage account attrition for the fourth quarter was 8.2 percent annualized(1). For the full year, attrition was 8.9(1) percent compared to 8.7 percent in 2014.

The Company ended the quarter with $288 billion in total customer assets, compared with $277 billion at the end of the prior quarter and $290 billion a year ago.

During the quarter, customers added $2.8 billion in net new brokerage assets. Brokerage related cash increased by $1.5 billion to $41.7 billion during the fourth quarter as customers were net sellers of approximately $0.3 billion of securities. Margin receivables averaged $7.5 billion in the quarter, down 6 percent from the prior quarter and down 5 percent year over year, ending the quarter at $7.4 billion.

Corporate cash ended the quarter at $447 million(3), an increase of $15 million from the prior quarter, as a $50 million dividend from E*TRADE Securities was offset by the utilization of $50 million to repurchase shares.

Net operating interest income(4) for the fourth quarter was $285 million, up from $263 million in the prior quarter and $279 million a year ago. Fourth quarter results reflected a net interest spread of 2.88 percent on average interest-earning assets of $39.4 billion, compared with 2.58 percent on $40.4 billion in the prior quarter and 2.69 percent on $40.9 billion in the fourth quarter of 2014.

Commissions, fees and service charges(4), and other revenue in the fourth quarter were $160 million, compared to $170 million in the prior quarter and $176 million in the fourth quarter of 2014. Average commission per trade for the quarter was $10.66, down from $10.87 in the prior quarter and $10.84 in the fourth quarter of 2014. Total net revenue in the quarter also included $9 million of net gains on securities and other. This compared with $10 million in the prior quarter and $6 million in the fourth quarter of 2014.

Total operating expenses in the quarter of $305 million increased $12 million sequentially and $11 million from the year ago period. Communications expense included a one-time third party contract charge of $8 million, and restructuring expense included executive severance of $6 million.

The Company’s total assets ended the quarter at $45.4 billion, an increase of $4.2 billion from the prior quarter. The increase was driven primarily by the movement of $3.7 billion of customer assets held at third party institutions onto the Company's balance sheet during the quarter.

The Company’s loan portfolio ended the quarter at $5.0 billion, contracting approximately $0.3 billion from the prior quarter. Net charge-offs in the quarter were $0 compared with $1 million in the prior quarter and $7 million in the fourth quarter of 2014. The allowance for loan losses ended the quarter at $353 million, down from $376 million in the prior quarter and $404 million in the fourth quarter of 2014. The decrease in the allowance resulted in a benefit to provision for loan losses of $23 million, which compared with a benefit of $25 million in the previous quarter and a provision of $10 million in the fourth quarter of 2014.

As of December 31, 2015, the Company reported bank and consolidated Tier 1 leverage ratios of 9.7 percent(5) and 9.0 percent(6), compared with 9.2 percent(5) and 8.5 percent(6) in the previous quarter.

Historical metrics and financials can be found on the E*TRADE Financial corporate website at about.etrade.com.

The Company will host a conference call to discuss the results beginning at 5 p.m. ET today. This conference call will be available to domestic participants by dialing 800-682-8593 while international participants should dial +1 303-223-4395. A live audio webcast and replay of this conference call will also be available at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Specific business segments include Trading and Investing and Balance Sheet Management. Securities products and services are offered by E*TRADE Securities (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE Financial, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

The statements contained in this news release that are forward looking, including statements regarding continued growth in our business and the ability to drive value for our customers and owners are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, market volatility, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. Further information about these risks and uncertainties can be found in the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2016 E*TRADE Financial Corporation. All rights reserved.

Financial Statements(4)
E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue:
Operating interest income	$292	$326	$1,215	$1,279
Operating interest expense	(7)	(47)	(129)	(205)
Net operating interest income	285	279	1,086	1,074
Commissions	99	115	424	456
Fees and service charges	51	52	210	200
Principal transactions	-	-	-	10
Gains (losses) on securities and other	9	6	(331)	36
Other revenues	10	9	39	38
Total non-interest income	169	182	342	740
Total net revenue	454	461	1,428	1,814
Provision (benefit) for loan losses	(23)	10	(40)	36

Operating expense:
Compensation and benefits	112	107	466	412
Advertising and market development	35	32	124	120
Clearing and servicing	23	22	95	94
FDIC insurance premiums	5	18	41	79
Professional services	26	33	103	112
Occupancy and equipment	24	20	88	79
Communications	28	18	90	71
Depreciation and amortization	20	18	81	78
Amortization of other intangibles	5	6	20	22
Restructuring and other exit activities	9	2	17	8
Other operating expenses	18	18	82	70
Total operating expense	305	294	1,207	1,145
Income before other income (expense) and income tax expense (benefit)	172	157	261	633

Other income (expense):
Corporate interest expense	(15)	(27)	(65)	(113)
Losses on early extinguishment of debt	-	(59)	(112)	(71)
Other	-	-	7	3
Total other income (expense)	(15)	(86)	(170)	(181)
Income before income tax expense (benefit)	157	71	91	452
Income tax expense (benefit)	68	30	(177)	159
Net income	$89	$41	$268	$293

Basic earnings per share	$0.31	$0.14	$0.92	$1.02
Diluted earnings per share	$0.30	$0.14	$0.91	$1.00
Shares used in computation of per share data:
Basic (in thousands)	292,713	289,209	290,762	288,705
Diluted (in thousands)	294,947	294,364	295,011	294,103

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statement of Income (Loss)
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2015	2015	2014

Revenue:
Operating interest income	$292	$297	$326
Operating interest expense	(7)	(34)	(47)
Net operating interest income	285	263	279
Commissions	99	108	115
Fees and service charges	51	52	52
Gains (losses) on securities and other	9	(360)	6
Other revenues	10	10	9
Total non-interest income (loss)	169	(190)	182
Total net revenue	454	73	461
Provision (benefit) for loan losses	(23)	(25)	10
Operating expense:
Compensation and benefits	112	123	107
Advertising and market development	35	23	32
Clearing and servicing	23	23	22
FDIC insurance premiums	5	7	18
Professional services	26	24	33
Occupancy and equipment	24	21	20
Communications	28	24	18
Depreciation and amortization	20	21	18
Amortization of other intangibles	5	5	6
Restructuring and other exit activities	9	2	2
Other operating expenses	18	20	18
Total operating expense	305	293	294
Income (loss) before other income (expense) and income tax expense (benefit)	172	(195)	157
Other income (expense):
Corporate interest expense	(15)	(14)	(27)
Losses on early extinguishment of debt	-	(39)	(59)
Other	-	2	-
Total other income (expense)	(15)	(51)	(86)
Income (loss) before income tax expense (benefit)	157	(246)	71
Income tax expense (benefit)	68	(93)	30
Net income (loss)	$89	$(153)	$41

Basic earnings (loss) per share	$0.31	$(0.53)	$0.14
Diluted earnings (loss) per share	$0.30	$(0.53)	$0.14
Shares used in computation of per share data:
Basic (in thousands)	292,713	290,480	289,209
Diluted (in thousands)	294,947	290,480	294,364

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheet
(In millions, except share data)
(Unaudited)

	December 31,	September 30,	December 31,
	2015	2015	2014
ASSETS
Cash and equivalents	$2,233	$1,453	$1,783
Cash required to be segregated under federal or other regulations	1,057	143	555
Available-for-sale securities	12,589	10,680	12,388
Held-to-maturity securities	13,013	11,586	12,248
Receivables from brokers, dealers and clearing organizations	520	530	884
Margin receivables	7,398	7,933	7,675
Loans receivable, net	4,613	4,906	5,979
Property and equipment, net	236	236	245
Goodwill	1,792	1,792	1,792
Other intangibles, net	174	179	194
Deferred tax assets, net	1,033	1,044	950
Other assets	769	723	837
Total assets	$45,427	$41,205	$45,530

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$29,445	$25,610	$24,890
Paybles to brokers, dealers and clearing organizations	1,576	1,729	1,699
Customer payables	6,544	6,040	6,455
Other borrowings	491	414	4,971
Corporate debt	997	1,023	1,366
Other liabilities	575	577	774
Total liabilities	39,628	35,393	40,155

Shareholders' equity:
Common stock, $0.01 par value, shares authorized: 400,000,000 at
December 31, 2015, September 30, 2015 and December 31, 2014, shares issued and outstanding: 291,335,241 at December 31, 2015, 290,428,994 at
September 30, 2015 and 289,272,576 at December 31, 2014	3	3	3
Additional paid-in-capital	7,356	7,368	7,350
Accumulated deficit	(1,461)	(1,550)	(1,729)
Accumulated other comprehensive loss	(99)	(9)	(249)
Total shareholders' equity	5,799	5,812	5,375
Total liabilities and shareholders' equity	$45,427	$41,205	$45,530

Segment Reporting

	Three Months Ended December 31, 2015
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(7)	Total
	(In millions)
Revenue:
Operating interest income	$189	$197	$-	$(94)	$292
Operating interest expense	(4)	(97)	-	94	(7)
Net operating interest income	185	100	-	-	285
Commissions	99	-	-	-	99
Fees and service charges	51	-	-	-	51
Gains on securities and other	-	9	-	-	9
Other revenues	9	1	-	-	10
Total non-interest income (loss)	159	10	-	-	169
Total net revenue	344	110	-	-	454
Provision (benefit) for loan losses	-	(23)	-	-	(23)
Operating expense:
Compensation and benefits	73	3	36	-	112
Advertising and market development	35	-	-	-	35
Clearing and servicing	16	7	-	-	23
FDIC insurance premiums	-	5	-	-	5
Professional services	11	1	14	-	26
Occupancy and equipment	20	1	3	-	24
Communications	28	-	-	-	28
Depreciation and amortization	16	-	4	-	20
Amortization of other intangibles	5	-	-	-	5
Restructuring and other exit activities	-	-	9	-	9
Other operating expenses	9	3	6	-	18
Total operating expense	213	20	72	-	305
Segment income (loss) before other income (expense)	131	113	(72)	-	172
Other income (expense):
Corporate interest expense	-	-	(15)	-	(15)
Total other income (expense)	-	-	(15)	-	(15)
Segment income (loss)	$131	$113	$(87)	$-	$157

	Three Months Ended September 30, 2015
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(7)	Total
	(In millions)
Revenue:
Operating interest income	$179	$201	$-	$(83)	$297
Operating interest expense	(5)	(112)	-	83	(34)
Net operating interest income	174	89	-	-	263
Commissions	108	-	-	-	108
Fees and service charges	51	1	-	-	52
Gains (losses) on securities and other	-	(360)	-	-	(360)
Other revenues	9	1	-	-	10
Total non-interest income (loss)	168	(358)	-	-	(190)
Total net revenue	342	(269)	-	-	73
Provision (benefit) for loan losses	-	(25)	-	-	(25)
Operating expense:
Compensation and benefits	80	3	40	-	123
Advertising and market development	23	-	-	-	23
Clearing and servicing	15	8	-	-	23
FDIC insurance premiums	-	7	-	-	7
Professional services	10	1	13	-	24
Occupancy and equipment	17	-	4	-	21
Communications	22	1	1	-	24
Depreciation and amortization	16	-	5	-	21
Amortization of other intangibles	5	-	-	-	5
Restructuring and other exit activities	-	-	2	-	2
Other operating expenses	9	3	8	-	20
Total operating expense	197	23	73	-	293
Segment income (loss) before other income (expense)	145	(267)	(73)	-	(195)
Other income (expense):
Corporate interest expense	-	-	(14)	-	(14)
Losses on early extinguishment of debt	-	-	(39)	-	(39)
Other	-	-	2	-	2
Total other income (expense)	-	-	(51)	-	(51)
Segment income (loss)	$145	$(267)	$(124)	$-	$(246)

	Three Months Ended December 31, 2014
	Trading and Investing	Balance Sheet Management	Corporate/ Other	Eliminations(7)	Total
	(In millions)
Revenue:
Operating interest income	$172	$223	$1	$(70)	$326
Operating interest expense	(3)	(114)	-	70	(47)
Net operating interest income	169	109	1	-	279
Commissions	115	-	-	-	115
Fees and service charges	52	-	-	-	52
Gains on securities and other	-	6	-	-	6
Other revenues	7	2	-	-	9
Total non-interest income (loss)	174	8	-	-	182
Total net revenue	343	117	1	-	461
Provision (benefit) for loan losses	-	10	-	-	10
Operating expense:
Compensation and benefits	69	3	35	-	107
Advertising and market development	32	-	-	-	32
Clearing and servicing	14	8	-	-	22
FDIC insurance premiums	-	18	-	-	18
Professional services	15	1	17	-	33
Occupancy and equipment	15	1	4	-	20
Communications	17	-	1	-	18
Depreciation and amortization	14	-	4	-	18
Amortization of other intangibles	6	-	-	-	6
Restructuring and other exit activities	-	-	2	-	2
Other operating expenses	10	4	4	-	18
Total operating expense	192	35	67	-	294
Segment income (loss) before other income (expense)	151	72	(66)	-	157
Other income (expense):
Corporate interest expense	-	-	(27)	-	(27)
Losses on early extinguishment of debt	-	-	(59)	-	(59)
Total other income (expense)	-	-	(86)	-	(86)
Segment income (loss)	$151	$72	$(152)	$-	$71

Key Performance Metrics(8)
Corporate Metrics	Qtr ended 12/31/15	Qtr ended 9/30/15	Qtr ended 12/31/15 vs. 9/30/15	Qtr ended 12/31/14	Qtr ended 12/31/15 vs. 12/31/14

Operating margin %(9)
Consolidated	38%	N.M.	N.M.	34%	4%
Trading and Investing	38%	42%	(4)%	44%	(6)%
Balance Sheet Management	103%	N.M.	N.M.	62%	41%

Employees	3,421	3,310	3%	3,221	6%
Consultants and other	120	105	14%	156	(23)%
Total headcount	3,541	3,415	4%	3,377	5%

Book value per share(10)	$19.90	$20.01	(1)%	$18.58	7%
Tangible book value per share(10)	$14.65	$14.68	0%	$13.08	12%

Corporate cash ($MM)(3)	$447	$432	3%	$233	92%

Enterprise net interest spread (basis points)(11)	288	258	12%	269	7%
Enterprise interest-earning assets, average ($MM)	$39,414	$40,399	(2)%	$40,905	(4)%

Earnings before interest, taxes, depreciation &
amortization ("EBITDA") ($MM)
Net income (loss)	$89	$(153)	158%	$41	117%
Income tax expense (benefit)	68	(93)	173%	30	127%
Depreciation & amortization	25	26	(4)%	24	4%
Corporate interest expense	15	14	7%	27	(44)%
EBITDA	$197	$(206)	196%	$122	61%
Loss on termination of wholesale funding obligations	$-	$413	N.M.	$-	N.M.
Adjusted EBITDA	$197	$207	(5)%	$122	61%

EBITDA interest coverage(12)	13.8	(14.5)	N.M.	4.5	N.M.
Adjusted EBITDA interest coverage(12)	13.8	14.5	N.M.	4.5	N.M.

E*TRADE Bank net income (loss) ($MM)(13)	$97	$(186)	152%	$112	(13)%

Trading and Investing Metrics	Qtr ended 12/31/15	Qtr ended 9/30/15	Qtr ended 12/31/15 vs. 9/30/15	Qtr ended 12/31/14	Qtr ended 12/31/15 vs. 12/31/14

Trading days	63.0	64.0	N.M.	63.0	N.M.

DARTs	146,949	155,985	(6)%	168,318	(13)%

Total trades (MM)	9.3	10.0	(7)%	10.6	(12)%
Average commission per trade	$10.66	$10.87	(2)%	$10.84	(2)%

End of period margin receivables ($B)	$7.4	$7.9	(6)%	$7.7	(4)%
Average margin receivables ($B)	$7.5	$8.0	(6)%	$7.9	(5)%

Gross new brokerage accounts	79,397	93,324	(15)%	88,689	(10)%
Gross new stock plan accounts	94,326	110,731	(15)%	55,746	69%
Gross new banking accounts	1,037	1,158	(10)%	1,528	(32)%
Closed accounts(1)	(119,268)	(145,359)	N.M.	(138,043)	N.M.
Net new accounts	55,492	59,854	N.M.	7,920	N.M.

Net new brokerage accounts(1)	10,010	2,205	N.M.	17,447	N.M.
Net new stock plan accounts	49,683	64,513	N.M.	55	N.M.
Net new banking accounts	(4,201)	(6,864)	N.M.	(9,582)	N.M.
Net new accounts	55,492	59,854	N.M.	7,920	N.M.

End of period brokerage accounts(1)	3,213,541	3,203,531	0%	3,143,923	2%
End of period stock plan accounts	1,408,153	1,358,470	4%	1,263,784	11%
End of period banking accounts	339,888	344,089	(1)%	362,044	(6)%
End of period total accounts	4,961,582	4,906,090	1%	4,769,751	4%

Annualized brokerage account attrition rate(1)(14)	8.7%	11.4%	N.M.	9.1%	N.M.

Customer Assets ($B)
Security holdings	$203.8	$197.0	3%	$204.7	0%
Customer payables (cash)	6.5	6.0	8%	6.5	0%
Customer assets held by third parties(15)	11.2	13.9	(19)%	15.5	(28)%
Sweep deposits	24.0	20.3	18%	19.1	26%
Brokerage customer assets	245.5	237.2	3%	245.8	0%
Unexercised stock plan customer holdings (vested)	36.9	34.1	8%	38.7	(5)%
Savings, checking and other banking customer assets	5.5	5.3	4%	5.8	(5)%
Total customer assets	$287.9	$276.6	4%	$290.3	(1)%

Net new brokerage assets ($B)(16)	$2.8	$2.1	N.M.	$3.5	N.M.
Net new banking assets ($B)(16)	0.1	(0.2)	N.M.	(0.1)	N.M.
Net new customer assets ($B)(16)	$2.9	$1.9	N.M.	$3.4	N.M.

Brokerage related cash ($B)	$41.7	$40.2	4%	$41.1	1%
Other customer cash and deposits ($B)	5.5	5.3	4%	5.8	(5)%
Total customer cash and deposits ($B)	$47.2	$45.5	4%	$46.9	1%

Stock plan customer holdings (unvested) ($B)	$70.7	$66.6	6%	$79.5	(11)%

Customer net (buy) / sell activity ($B)	$0.3	$(3.7)	N.M.	$(1.2)	N.M.

Balance Sheet Management Metrics	Qtr ended 12/31/15	Qtr ended 9/30/15	Qtr ended 12/31/15 vs. 9/30/15	Qtr ended 12/31/14	Qtr ended 12/31/15 vs. 12/31/14

Loans receivable ($MM)
Average loans receivable	$5,097	$5,441	$(344)	$6,520	$(1,423)
Ending loans receivable, net	$4,613	$4,906	$(293)	$5,979	$(1,366)

Loan performance detail (all loans, including TDRs) ($MM)

One- to Four-Family
Current	$2,296	$2,440	$(144)	$2,833	$(537)
30-89 days delinquent	72	60	12	88	(16)
90-179 days delinquent	26	22	4	28	(2)
Total 30-179 days delinquent	98	82	16	116	(18)
180+ days delinquent (net of $41M, $43M and $48M in
charge-offs for Q415, Q315 and Q414, respectively)	111	116	(5)	131	(20)
Total delinquent loans(17)	209	198	11	247	(38)
Gross loans receivable(18)	$2,505	$2,638	(133)	$3,080	(575)

Home Equity
Current	$1,981	$2,149	$(168)	$2,710	$(729)
30-89 days delinquent	52	47	5	60	(8)
90-179 days delinquent	31	28	3	29	2
Total 30-179 days delinquent	83	75	8	89	(6)
180+ days delinquent (net of $26M, $26M and $25M in
charge-offs for Q415, Q315 and Q414, respectively)	53	50	3	43	10
Total delinquent loans(17)	136	125	11	132	4
Gross loans receivable(18)	$2,117	$2,274	(157)	$2,842	(725)

Consumer and Other
Current	$337	$363	$(26)	$453	$(116)
30-89 days delinquent	6	6	-	7	(1)
90-179 days delinquent	1	1	-	1	-
Total 30-179 days delinquent	7	7	-	8	(1)
180+ days delinquent	-	-	-	-	-
Total delinquent loans	7	7	-	8	(1)
Gross loans receivable(18)	$344	$370	(26)	$461	(117)

Total Loans Receivable
Current	$4,614	$4,952	$(338)	$5,996	$(1,382)
30-89 days delinquent	130	113	17	155	(25)
90-179 days delinquent	58	51	7	58	-
Total 30-179 days delinquent	188	164	24	213	(25)
180+ days delinquent	164	166	(2)	174	(10)
Total delinquent loans(17)	352	330	22	387	(35)
Gross loans receivable(18)	$4,966	$5,282	(316)	$6,383	(1,417)

TDR performance detail ($MM)(19)

One- to Four-Family TDRs
Current	$212	$224	$(12)	$232	$(20)
30-89 days delinquent	19	18	1	24	(5)
90-179 days delinquent	8	8	-	12	(4)
Total 30-179 days delinquent	27	26	1	36	(9)
180+ days delinquent (net of $23M, $23M and $23M in
charge-offs for Q415, Q315 and Q414, respectively)	47	46	1	48	(1)
Total delinquent TDRs	74	72	2	84	(10)
TDRs	$286	$296	(10)	$316	(30)

Home Equity TDRs
Current	$162	$171	$(9)	$178	$(16)
30-89 days delinquent	11	10	1	14	(3)
90-179 days delinquent	8	7	1	6	2
Total 30-179 days delinquent	19	17	2	20	(1)
180+ days delinquent (net of $17M, $15M and $15M in
charge-offs for Q415, Q315 and Q414, respectively)	21	20	1	19	2
Total delinquent TDRs	40	37	3	39	1
TDRs	$202	$208	(6)	$217	(15)

Total TDRs
Current	$374	$395	$(21)	$410	$(36)
30-89 days delinquent	30	28	2	38	(8)
90-179 days delinquent	16	15	1	18	(2)
Total 30-179 days delinquent	46	43	3	56	(10)
180+ days delinquent	68	66	2	67	1
Total delinquent TDRs	114	109	5	123	(9)
TDRs	$488	$504	(16)	$533	(45)

Capital Metrics(20)	Qtr ended 12/31/15	Qtr ended 9/30/15	Qtr ended 12/31/15 vs. 9/30/15	Qtr ended 12/31/14	Qtr ended 12/31/15 vs. 12/31/14

E*TRADE Bank
Tier 1 leverage ratio(5)	9.7%	9.2%	0.5%	10.6%	(0.9)%
Tier 1 risk-based capital ratio(5)	36.5%	36.0%	0.5%	25.7%	10.8%
Total risk-based capital ratio(5)	37.8%	37.3%	0.5%	26.9%	10.9%
Common Equity Tier 1 ratio(5)	36.5%	36.0%	0.5%	N/A	N.M.

E*TRADE Financial
Tier 1 leverage ratio(6)	9.0%	8.5%	0.5%	8.1%	0.9%
Tier 1 risk-based capital ratio(6)	39.3%	39.5%	(0.2)%	19.6%	19.7%
Total risk-based capital ratio(6)	43.9%	44.3%	(0.4)%	20.8%	23.1%
Common Equity Tier 1 ratio(6)	39.3%	39.5%	(0.2)%	N/A	N.M.

Activity in Allowance for Loan Losses
	Three Months Ended December 31, 2015
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 9/30/15	$39	$330	$7	$376
Provision (benefit) for loan losses	-	(23)	-	(23)
Charge-offs, net	1	-	(1)	-
Allowance for loan losses, ending 12/31/15	$40	$307	$6	$353

	Three Months Ended September 30, 2015
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 6/30/15	$49	$345	$8	$402
Provision (benefit) for loan losses	(10)	(15)	-	(25)
Charge-offs, net	-	-	(1)	(1)
Allowance for loan losses, ending 9/30/15	$39	$330	$7	$376

	Three Months Ended December 31, 2014
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In millions)
Allowance for loan losses, ending 9/30/14	$27	$360	$14	$401
Provision (benefit) for loan losses	-	12	(2)	10
Charge-offs, net	-	(5)	(2)	(7)
Allowance for loan losses, ending 12/31/14	$27	$367	$10	$404

Specific Valuation Allowance Activity(21)
	As of December 31, 2015
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in millions)
One- to four-family	$216	$(46)	$170	$(9)	$161	5%	25%
Home equity	284	(120)	164	(52)	112	32%	61%
Total	$500	$(166)	$334	$(61)	$273	18%	45%

	As of September 30, 2015
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in millions)
One- to four-family	$220	$(45)	$175	$(11)	$164	6%	26%
Home equity	294	(125)	169	(56)	113	33%	62%
Total	$514	$(170)	$344	$(67)	$277	20%	46%

	As of December 31, 2014
	Recorded Investment in Modifications before charge- offs	Charge-offs	Recorded Investment in Modifications	Specific Valuation Allowance	Net Investment in Modifications	Specific Valuation Allowance as a % of Modifications	Total Expected Losses(22)
	(Dollars in millions)
One- to four-family	$231	$(46)	$185	$(9)	$176	5%	24%
Home equity	305	(136)	169	(57)	112	34%	63%
Total	$536	$(182)	$354	$(66)	$288	19%	46%

Average Enterprise Balance Sheet
	Three Months Ended
	December 31, 2015
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(23)	$5,097	$53	4.11%
Available-for-sale securities	11,660	56	1.92%
Held-to-maturity securities	12,283	87	2.86%
Margin receivables	7,549	68	3.58%
Cash and equivalents	1,748	1	0.20%
Segregated cash	692	-	0.17%
Securities borrowed and other	385	27	28.21%
Total enterprise interest-earning assets	$39,414	292	2.96%
Enterprise interest-bearing liabilities:
Deposits	$27,578	$-	0.01%
Customer payables	6,430	1	0.07%
Securities sold under agreements to repurchase	70	-	0.21%
FHLB advances and other borrowings	419	5	4.16%
Securities loaned and other	1,701	1	0.20%
Total enterprise interest-bearing liabilities	$36,198	7	0.08%
Enterprise net interest income/spread(11)		$285	2.88%

	Three Months Ended
	September 30, 2015
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(23)	$5,453	$58	4.25%
Available-for-sale securities	12,584	57	1.83%
Held-to-maturity securities	11,879	85	2.84%
Margin receivables	7,984	70	3.51%
Cash and equivalents	1,720	1	0.19%
Segregated cash	318	1	0.18%
Securities borrowed and other	461	26	22.43%
Total enterprise interest-earning assets	$40,399	298	2.93%
Enterprise interest-bearing liabilities:
Deposits	$25,659	$1	0.01%
Customer payables	6,348	2	0.07%
Securities sold under agreements to repurchase	2,558	18	2.64%
FHLB advances and other borrowings	1,024	12	4.89%
Securities loaned and other	1,749	1	0.32%
Total enterprise interest-bearing liabilities	$37,338	34	0.35%
Enterprise net interest income/spread(11)		$264	2.58%

	Three Months Ended
	December 31, 2014
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In millions)
Loans(23)	$6,532	$66	4.07%
Available-for-sale securities	12,231	68	2.20%
Held-to-maturity securities	11,921	88	2.96%
Margin receivables	7,859	70	3.53%
Cash and equivalents	1,341	1	0.13%
Segregated cash	406	-	0.15%
Securities borrowed and other	615	32	21.27%
Total enterprise interest-earning assets	$40,905	325	3.17%
Enterprise interest-bearing liabilities:
Deposits	$24,694	$2	0.03%
Customer payables	6,420	1	0.08%
Securities sold under agreements to repurchase	3,761	28	2.91%
FHLB advances and other borrowings	1,295	15	4.68%
Securities loaned and other	1,701	-	0.04%
Total enterprise interest-bearing liabilities	$37,871	46	0.48%
Enterprise net interest income/spread(11)		$279	2.69%

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Net Revenue

Management believes that excluding the loss on termination of wholesale funding obligations from net revenue provides a useful additional measure of the Company’s ongoing operating performance because the charge is not directly related to our performance. See endnote (2) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Adjusted Net Income and Adjusted EPS

Management believes that excluding the loss on termination of wholesale funding obligations, the income tax benefit related to finalizing an IRS audit, and the charge related to the early extinguishment of corporate debt from net income and EPS provides useful additional measures of the Company’s ongoing operating performance because the charges are not directly related to our performance. See endnote (2) for a reconciliation of these non-GAAP measures to the comparable GAAP measures.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and broker-dealer subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (3) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Tangible Book Value per Share

Tangible book value per share represents shareholders’ equity less goodwill (net of related deferred tax liability) and other intangible assets divided by common stock outstanding. The Company believes that tangible book value per share is a measure of the Company’s capital strength. See endnote (10) for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

EBITDA

EBITDA represents net income (loss) before taxes, depreciation and amortization and corporate interest expense. Management believes that EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of this non-GAAP measure to the comparable GAAP measure.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before taxes, depreciation and amortization, corporate interest expense, and the loss on termination of wholesale funding obligations. Management believes that adjusted EBITDA provides a useful additional measure of the Company’s performance by excluding certain non-cash charges and expenses, including the loss on termination of wholesale funding obligations, that are not directly related to the performance of the business. See the table entitled “Key Performance Metrics” for a reconciliation of these non-GAAP measures to the comparable GAAP measure.

EBITDA Interest Coverage and Adjusted EBITDA Interest Coverage

EBITDA interest coverage represents EBITDA divided by corporate interest expense. Adjusted EBITDA interest coverage represents adjusted EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA and adjusted EBITDA, EBITDA interest coverage and adjusted EBITDA interest coverage provide a useful additional measure of the Company’s ability to continue to meet interest obligations and liquidity needs. See endnote (12) for a calculation of this non-GAAP measure on a GAAP basis.

E*TRADE Bank Tier 1 Common Ratio and E*TRADE Financial Capital Ratios

Prior to Basel III becoming effective for the Company on January 1, 2015, E*TRADE Financial capital ratios, including Tier 1 leverage, Tier 1 risk-based capital and total risk-based capital ratios, were based on the Federal Reserve regulatory minimum well-capitalized threshold then applicable to bank holding companies. E*TRADE Bank’s and E*TRADE Financial’s Tier 1 common ratios were defined as the Tier 1 capital less elements of Tier 1 capital that are not in the form of common equity, such as trust preferred securities, divided by total risk-weighted assets. Management believes these capital ratios are an important measure of E*TRADE Bank’s and E*TRADE Financial’s capital strength. See endnotes (5) and (6) for reconciliations of these non-GAAP measures to the comparable GAAP measures.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Net new brokerage accounts and end of period brokerage accounts were impacted by the closure of 3,007 and 16,818 accounts related to the shutdown of the Company’s global trading platform in the fourth and third quarters of 2015, respectively. For the full year 2015, net new and end of period brokerage accounts were impacted by the closure of 23,150 accounts related to the shutdown of the Company's global trading platform and the closure of 3,484 accounts related to the escheatment of unclaimed property.

(2) The following table provides a reconciliation of net revenue, net income and EPS after adjusting for the loss on termination of wholesale funding obligations in the third quarter 2015 and charges related to the early extinguishment of corporate debt in the fourth quarter 2014 to GAAP net revenue, net income and EPS (dollars in millions, except for per share amounts):

	Q4 2015		Q3 2015		Q4 2014
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS

Net income (loss)	$89	$0.30	$(153)	($0.53)	$41	$0.14
Add back impact of termination of wholesale funding obligations
Loss included in Gains (losses) on securities and other(a)	-		370		-
Loss included in Losses on early extinguishment of debt	-		43		-
Total loss on termination of wholesale funding obligations	-		413		-
Income tax related to loss on termination of wholesale funding obligations	-		(162)		-
Net of tax	-		251		-
Add back impact of corporate debt reduction and refinance
Loss on early extinguishment of corporate debt	-		-		59
Income tax related to loss on extinguishment of corporate debt	-		-		(22)
Net of tax	-		-		37
Adjusted net income(b)	$89	$0.30	$98	$0.33	$78	$0.26

(a) Total net revenue of $73 million for the third quarter of 2015 includes a $370 million loss related to the termination of wholesale funding obligations. Excluding this loss, adjusted net revenue would have been $443 million.

(b) Adjusted net income per share for the third quarter 2015 is calculated based on 295,148 diluted shares (in thousands).

The following table provides a reconciliation of net revenue, net income and EPS for the full year after adjusting for the loss on termination of wholesale funding obligations in the third quarter 2015, the income tax benefit related to finalizing an IRS audit in the second quarter 2015, and the charges related to the early extinguishment of corporate debt in the first quarter 2015 and fourth quarter 2014, respectively, to GAAP net revenue, net income and EPS (dollars in millions, except for per share amounts):

	Twelve Months Ended		Twelve Months Ended
	December 31, 2015		December 31, 2014
	Amount	Diluted EPS	Amount	Diluted EPS

Net income (loss)	$268	$0.91	$293	$1.00
Add back impact of termination of wholesale funding obligations
Loss included in Gains (losses) on securities and other(a)	370		-
Loss included in Losses on early extinguishment of debt	43		-
Total loss on termination of wholesale funding obligations	413		-
Income tax related to loss on termination of wholesale funding obligations	(162)		-
Net of tax	251		-
Deduct income tax benefit related to effectively settled IRS examination	(220)		-
Add back impact of corporate debt reduction and refinance			-
Loss on early extinguishment of corporate debt	73		59
Income tax related to loss on extinguishment of corporate debt	(28)		(22)
Net of tax	45		37
Adjusted net income	$344	$1.17	$330	$1.12

(a) Total net revenue of $1.4 billion for the full year 2015 includes a $370 million loss related to the termination of wholesale funding obligations. Excluding this loss, adjusted net revenue would have been $1.8 billion.

(3) The following table provides a reconciliation of GAAP consolidated cash and equivalents to corporate cash at period end (dollars in millions):

	Q4 2015	Q3 2015	Q4 2014
Consolidated cash and equivalents	$2,233	$1,453	$1,783
Less: Bank cash(a)	(1,264)	(443)	(1,523)
Less: U.S. broker-dealers' cash(a)	(497)	(549)	N/A
Less: Other	(25)	(29)	(27)
Corporate cash	$447	$432	$233

(a) U.S. broker-dealers' cash include E*TRADE Securities and E*TRADE Clearing. Prior to the move of E*TRADE Securities and E*TRADE Clearing out from under E*TRADE Bank in the first and third quarters of 2015, respectively, related cash was included in the “Bank cash” line item.

(4) Beginning in the first quarter of 2015, the Company reclassified the revenue earned on customer assets held by third parties from operating interest income to fees and service charges. In the fourth quarter of 2015, the Company updated the presentation of its consolidated balance sheet line items as follows:

  Reclassified certain receivables from other assets to receivables from brokers, dealers, and clearing organizations;
  Reclassified its investment in FHLB stock to other assets;
  Reclassified its net deferred tax assets from other assets to deferred tax assets, net;
  Reclassified certain payables from other liabilities to payables to the brokers, dealers, and clearing organizations;
  Renamed FHLB advances and other borrowings to other borrowings; and
  Reclassified securities sold under agreements to repurchase to other borrowings.

Prior periods have been reclassified to conform to the current period presentation.

(5) E*TRADE Bank’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Common Equity Tier 1 ratios are preliminary for the current period. Prior to Basel III becoming effective for E*TRADE Bank on January 1, 2015, E*TRADE Bank’s Tier 1 common ratio was a non-GAAP measure that management believes is an important measure of capital strength. E*TRADE Bank’s capital ratios are calculated as follows (dollars in millions):

	Q4 2015	Q3 2015	Q4 2014
E*TRADE Bank shareholder's equity(a)	$3,181	$3,171	$6,102
ADD:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	102	14	255
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	(38)	(38)	(1,467)
Disallowed deferred tax assets	(169)	(187)	(342)
E*TRADE Bank Tier 1 capital/Common Equity Tier 1 capital(b)	3,076	2,960	4,548
ADD:
Allowable allowance for loan losses	110	108	224
E*TRADE Bank total capital	$3,186	$3,068	$4,772

E*TRADE Bank average/total assets(a)(c)	$31,785	$32,466	$44,672
DEDUCT:
Disallowed deferred tax assets	(169)	(187)	(342)
Goodwill & other intangible assets, net of deferred tax liabilities	(38)	(38)	(1,467)
Other	-	-	13
E*TRADE Bank adjusted average/total assets for leverage capital purposes	$31,578	$32,241	$42,876

E*TRADE Bank total risk-weighted assets(a)(d)	$8,424	$8,230	$17,717

E*TRADE Bank Tier 1 leverage ratio (Tier 1 capital / Adjusted total assets for leverage capital purposes)	9.7%	9.2%	10.6%
E*TRADE Bank Tier 1 capital / Total risk-weighted assets	36.5%	36.0%	25.7%
E*TRADE Bank total capital / Total risk-weighted assets	37.8%	37.3%	26.9%
E*TRADE Bank Common Equity Tier 1 capital / Total risk-weighted assets	36.5%	36.0%	N/A

(a) Amounts presented for E*TRADE Bank exclude E*TRADE Securities as of February 1, 2015 and E*TRADE Clearing as of July 1, 2015.

(b) Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital. Prior to Basel III becoming effective, E*TRADE Bank’s Tier 1 common ratio was 25.7% as of December 31, 2014.

(c) As of December 31, 2015 and September 30, 2015, E*TRADE Bank’s Tier 1 Leverage ratio was calculated using average total assets. Prior to Basel III becoming effective for E*TRADE Bank, E*TRADE Bank’s Tier 1 Leverage ratio was calculated using end of period total assets.

(d) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(6) E*TRADE Financial’s Tier 1 leverage, Tier 1 risk-based capital, total risk-based capital and Common Equity Tier 1 ratios are preliminary for the current period. Prior to Basel III becoming effective for E*TRADE Financial on January 1, 2015, E*TRADE Financial’s capital ratios were non-GAAP measures and based on the Federal Reserve’s well-capitalized requirements as management believes these ratios are an important measure of the Company's capital strength and managed capital against ratios then applicable to bank holding companies in preparation for the application of these requirements. E*TRADE Financial’s capital ratios are calculated as follows (dollars in millions):

	Q4 2015	Q3 2015	Q4 2014
E*TRADE Financial shareholders' equity	$5,799	$5,812	$5,375
ADD:
Losses in OCI on AFS debt securities and cash flow hedges, net of tax	102	14	255
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	(1,419)	(1,428)	(1,592)
Disallowed deferred tax assets	(839)	(873)	(1,008)
Other(a)	104	105	-
E*TRADE Financial Common Equity Tier 1 capital(b)	3,747	3,630	3,030
ADD:
Qualifying restricted core capital elements (TRUPs)(a)	-	-	433
E*TRADE Financial Tier 1 capital	3,747	3,630	3,463
ADD:
Allowable allowance for loan losses	129	126	223
Non-qualifying capital instruments subject to phase-out (TRUPs)(a)	310	314	-
E*TRADE Financial total capital	$4,186	$4,070	$3,686

E*TRADE Financial average total assets	$44,016	$44,732	$45,445
DEDUCT:
Goodwill & other intangible assets, net of deferred tax liabilities	(1,419)	(1,428)	(1,592)
Disallowed deferred tax assets	(839)	(873)	(1,008)
Other(a)	104	105	-
E*TRADE Financial adjusted average total assets for leverage capital purposes	$41,862	$42,536	$42,845

E*TRADE Financial total risk-weighted assets(c)	$9,536	$9,196	$17,683

E*TRADE Financial Tier 1 leverage ratio (Tier 1 capital / Adjusted average total assets for leverage capital purposes)	9.0%	8.5%	8.1%
E*TRADE Financial Tier 1 capital / Total risk-weighted assets	39.3%	39.5%	19.6%
E*TRADE Financial total capital / Total risk-weighted assets	43.9%	44.3%	20.8%
E*TRADE Financial Common Equity Tier 1 capital / Total risk-weighted assets	39.3%	39.5%	N/A

(a) As a result of applying the transition provisions under Basel III, the Company included 25% of the TRUPs in the calculation of E*TRADE Financial’s Tier 1 capital and 75% of the TRUPs in the calculation of E*TRADE Financial’s total capital. Prior to Basel III becoming effective for E*TRADE Financial, the Company included 100% of the TRUPs in E*TRADE Financial’s Tier 1 capital due to the regulatory agencies’ delay in the implementation of the TRUPs phase-out until January 1, 2015.

(b) Common Equity Tier 1 capital under Basel III replaced Tier 1 common capital. E*TRADE Financial’s Tier 1 common ratio was 17.1% as of December 31, 2014.

(c) Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

(7) Reflects elimination of transactions between Trading and Investing and Balance Sheet Management segments, which includes deposit and intercompany transfer pricing arrangements.

(8) Amounts and percentages may not calculate due to rounding.

(9) Operating margin is the percentage of net revenue that results in income before other income (expense) and income taxes. The percentage is calculated by dividing income before other income (expense) and income taxes by total net revenue.

(10) The following tables provide a reconciliation of GAAP book value and book value per share to non-GAAP tangible book value and tangible book value per share at period end (dollars in millions, except per share amounts):

	Q4 2015		Q3 2015		Q4 2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Book value	$5,799	$19.90	$5,812	$20.01	$5,375	$18.58
Less: Goodwill and other intangibles, net	(1,966)		(1,971)		(1,986)
Add: Deferred tax liability related to goodwill	434		425		394
Tangible book value	$4,267	$14.65	$4,266	$14.68	$3,783	$13.08

(11) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities.

(12) The interest coverage ratio calculated based on the Company’s net income to its corporate interest expense was 5.9, (10.9), and 1.5 for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively. The adjusted interest coverage ratio calculated based on the Company’s adjusted net income to its corporate interest expense was 5.9, 7.0, and 2.9 for the three months ended December 31, 2015, September 30, 2015, and December 31, 2014, respectively.

(13) E*TRADE Bank net income is calculated as follows (dollars in millions):

	Q4 2015	Q3 2015	Q4 2014
Total net revenue (loss)	$ 207	$ (183)	$ 448
Provision (benefit) for loan losses	(23)	(25)	10
Total operating expenses	85	84	254
Other income (expense)	-	(45)	(2)
Income (loss) before income taxes	145	(287)	182
Income tax expense (benefit)	48	(101)	70
Net income (loss)	$ 97	$ (186)	$ 112

(14) The brokerage account attrition rate is calculated by dividing attriting brokerage accounts, which are gross new brokerage accounts less net new brokerage accounts, by total brokerage accounts at the previous period end. This rate is presented on an annualized basis.

(15) Customer assets held by third parties are held outside E*TRADE Financial and include money market funds and sweep deposit accounts at unaffiliated financial institutions. Customer assets held by third parties are not reflected in the Company’s consolidated balance sheet and are not immediately available for liquidity purposes. We transferred $3.7 billion of money market funds and sweep deposits back onto our balance sheet during the fourth quarter 2015. The following table provides details of customer assets held by third parties (dollars in billions):

	Q4 2015	Q3 2015	Q4 2014
Money market fund	$1.8	$7.1	$7.2
Sweep deposits at unaffiliated financial institutions	5.8	3.3	4.7
Subtotal	7.6	10.4	11.9
Municipal funds and other	3.6	3.5	3.6
Total customer assets held by third parties	$11.2	$13.9	$15.5

(16) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. The net new banking assets and net new brokerage assets metrics treat asset flows between E*TRADE entities in the same manner as unrelated third party accounts.

(17) Delinquent loans include charge-offs for loans that are in bankruptcy or are 180 days past due which have been written down to their expected recovery value. The following table shows the total amount of charge-offs on loans that are still held by the Company at the end of the periods presented (dollars in millions):

	Q4 2015	Q3 2015	Q4 2014
One- to four-family	$113	$117	$127
Home equity	224	234	258
Total charge-offs	$337	$351	$385

(18) Includes unpaid principal balances and premiums (discounts).

(19) The TDR loan performance detail is a subset of the Company’s total loan performance. TDRs include loan modifications performed under the Company’s modification programs and loans that have been charged-off due to bankruptcy notification.

(20) Beginning on January 1, 2015, regulatory capital for E*TRADE Bank and E*TRADE Financial was calculated under the Basel III Standardized Approach, subject to transition provisions.

(21) Modifications are a subset of TDRs, and represent loan modifications performed under the Company’s modification programs. They do not include loans that have been charged-off due to the Company receiving notification of bankruptcy if the loan has not been modified previously by the Company. The following table shows the reconciliation of total TDRs that had a modification and those for which the Company received a notification of bankruptcy (dollars in millions):

	Q4 2015	Q3 2015	Q4 2014
Modified loans	$334	$344	$354
Bankruptcy loans	154	160	179
Total TDRs	$488	$504	$533

(22) The total expected losses on modifications includes both the previously recorded charge-offs and the specific valuation allowance.

(23) Includes loans held-for-sale and excludes loans to customers on margin.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com